CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (333-255256) of our report dated April 17, 2023, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 17, 2023